UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Vanguard Natural Resources, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note

The following is the written text of a recorded message released to certain unitholders beginning May 15, 2012 in connection with the solicitation of proxies by Vanguard Natural Resources, LLC for its annual meeting to be held on May 18, 2012.

VANGUARD NATURAL RESOURCES, LLC

Telephone Script Regarding Proxy Materials

THIS IS A COURTESY CALL TO UNITHOLDERS OF VANGUARD NATURAL RESOURCES, LLC TO REMIND YOU THAT THERE ARE ONLY THREE BUSINESS DAYS REMAINING FOR YOU TO CAST YOUR PROXY VOTE FOR THE ANNUAL MEETING OF UNITHOLDERS SCHEDULED TO BE HELD ON MAY 18, 2012.

YOUR VOTE IS EXTREMELY IMPORTANT NO MATTER HOW MANY [OR HOW FEW] UNITS YOU OWN AND WILL SAVE YOUR COMPANY THE COST OF ADDITIONAL SOLICITATION EFFORTS.

PLEASE NOTE THAT YOUR BROKER CANNOT VOTE YOUR UNITS ON ALL ITEMS ON THE AGENDA WITHOUT YOUR VOTING INSTRUCTIONS, SO PLEASE TAKE ACTION TODAY TO VOTE.

TO INSURE THAT YOUR VOTE WILL BE COUNTED AT THE MEETING, PLEASE VOTE TODAY BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS IN THE PROXY MATERIAL MAILED TO YOU OR SENT TO YOU BY EMAIL.

IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING, PLEASE CALL MORROW & CO. AT 1.877.807.6385 FROM 8AM TO 6PM, CENTRAL TIME, MONDAY THRU FRIDAY, AND ONE OF OUR PROXY AGENTS WILL ASSIST YOU.

THANK YOU FOR YOUR PROMPT RESPONSE ON THIS IMPORTANT MATTER.